Exhibit 99.1

Federal-Mogul Reports Third Quarter 2015 Results

Southfield, Michigan, October 28, 2015…Federal-Mogul Holdings Corporation (NASDAQ: FDML) today announced financial results for the third quarter ended September 30, 2015. Net sales for the third quarter were $1,824 million, a decrease of 3 percent versus the third quarter of 2014. On a constant dollar basis, net sales increased by 7 percent versus Q3 2014 due to sales generated by the engine valve business acquired from TRW this year. Operational EBITDA was $153 million, or 8.4 percent of sales in Q3 2015 compared to $152 million, or 8.1 percent of sales in Q3 2014, despite $28 million of negative EBITDA impact due to exchange rate changes as compared to Q3 2014. Adjusted net income in Q3 2015 was $28 million, or $0.17 per share compared to $32 million in Q3 2014. The net loss from continuing operations attributable to Federal-Mogul in the quarter was $63 million, or ($0.37) per share, which includes the impact of non-cash impairment charges of $62 million and restructuring charges of $18 million, versus a net loss from continuing operations attributable to Federal-Mogul of $18 million, or ($0.12) per share in Q3 2014, which included the impact of non-cash impairment charges of $1 million and restructuring charges of $25 million.

Division Results

Powertrain Division

Federal-Mogul’s Powertrain division reported revenue of $1,079 million in the quarter with approximately 67 percent generated outside of the United States. Exchange rate changes negatively impacted revenue by approximately $106 million versus Q3 2014. On a constant dollar basis, revenue increased by 10 percent compared to Q3 2014. The increase in Powertrain’s revenue reflects the inclusion of the valvetrain business acquired from TRW. When excluding the impact of sales from the engine valve acquisition, Powertrain sales in North America decreased by 1 percent, while light vehicle production increased by 6 percent and commercial vehicle production decreased by 2 percent. In EMEA, Powertrain sales decreased by 1 percent compared to a 6 percent increase in both light and commercial vehicle production, reflecting a significant reduction in engine exports from Europe to China, as well as the negative effect of Russia’s continuing recession. ROW sales decreased by 9 percent compared to a 4 percent decrease in light vehicle production and a 10 percent decrease in commercial vehicle production. The decrease in Powertrain’s sales reflects inventory adjustments taking place throughout the supply chain, including at the OE and dealer levels.

Operational EBITDA was $97 million, or 9 percent of revenue, compared to $104 million, or 9.5 percent in Q3 2014. Operational EBITDA was adversely impacted by $22 million in negative foreign currency movements.

During the third quarter, Federal-Mogul Powertrain completed its second phase of the acquisition of TRW’s engine valve business with the purchase of two plants located in the U.S. and Thailand. With this phase of the acquisition’s integration complete, the division’s global valvetrain footprint now includes 13 manufacturing sites ideally located to support its growing and diverse customer base.

“Federal-Mogul Powertrain held course in the third quarter, including a healthy boost to our top line from the TRW engine components acquisition,” said Rainer Jueckstock, Federal-Mogul co-CEO and CEO, Powertrain Division. “However, currency fluctuation remained a challenge in the third quarter, as did the decline in global commercial and industrial markets and the continued cooling of the vehicle markets in China, Brazil and Russia. Most notably, China’s new vehicle production volumes continue to trail prior growth trends as the market works to deplete its new vehicle inventories. As I stated on our second quarter earnings call, China is still the fastest-growing vehicle market in the world, and Powertrain’s plan to earn its fair share of that space has not wavered.”

Motorparts Division

Federal-Mogul’s Motorparts division reported Q3 2015 revenue of $817 million compared to $859 million in Q3 2014, a decrease of 5 percent. Excluding the negative currency impact of $68 million, revenue increased by 3 percent.

Sales of $465 million in the Americas were up 4 percent, at constant exchange rates, primarily driven by strong U.S. and Canadian domestic aftermarket sales, which were up 7 percent in the quarter, partially offset by lower export sales and the exit of unprofitable business.

Sales of $293 million in EMEA were up 2 percent, at constant exchange rates, compared to Q3 2014, with an increase in OE sales partially offset by slightly lower sales in the aftermarket. Asia Pacific sales were up 16 percent, mainly due to increased aftermarket sales in China (up 30 percent) and India (up 15 percent) driven by product line and customer expansions.

The Motorparts division recorded an $8 million increase in Operational EBITDA to $56 million, or 6.9 percent of sales in Q3 2015, compared to $48 million, or 5.6 percent of sales in Q3 2014. The $8 million EBITDA improvement included the benefits of prior restructuring programs, plant productivity improvements, pricing actions and material cost savings. These benefits were partially offset by $6 million of negative currency exchange and by incremental costs associated with the transition of the company’s North America distribution footprint.

Daniel Ninivaggi, Federal-Mogul co-CEO and CEO, Motorparts Division, commented, “I am encouraged by Federal-Mogul Motorparts’ third quarter operating performance. We saw measurable returns during the quarter from earlier investments in productivity initiatives, restructuring and commercial actions. We are investing aggressively to structurally improve our business by enhancing our global distribution network and IT systems. We are joining with our aftermarket distribution partners in supporting technicians and repair shops through our growing network of technical support centers and other ‘Tech First’ initiatives, including the recent opening of our eighth technical support center in south Florida. Additionally, we are continuing to establish our presence, distribution channels and premium branded products within emerging markets, particularly China and India, where the vehicle populations are both increasing and aging, creating significant opportunities for sustainable long-term growth.”

Analyst Call

Federal-Mogul will conduct an earnings conference call and audio webcast on Wednesday, October 28 at 9:30 a.m., EDT. To facilitate rapid connection the morning of the call, please click here to pre-register.

To participate in the call:

Domestic calls:	(855) 789-8161
International calls:	(631) 485-4890
Passcode ID:	47607434

Further information is available at www.federalmogul.com/investors.

Definitions

The Company evaluates reporting segment performance principally on a non-GAAP Operational EBITDA basis. Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results. Operational EBITDA presents a performance measure exclusive of capital structure and the method by which net assets were acquired, disposed of, or financed. Accordingly, operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S. based funded pension plan, OPEB curtailment gains or losses, the income statement impacts associated with stock appreciation rights (“SARS”), loss on extinguishment of debt and costs associated with acquisitions, legal separation and headquarters relocation. Comparable periods have been adjusted to conform to this definition.

Adjusted net income is defined as net income (loss) from continuing operations less restructuring and impairment charges, loss on extinguishment of debt, OPEB curtailment gains or losses, gains or losses on the sales of businesses, costs associated with acquisitions, legal separation and headquarters relocation, Motorparts related strategic initiative costs, certain project and integration costs and related tax impact on these items.

Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, but are not limited to, our intent to create an independent company following the spin-off, revenue and growth expectation for the independent company or the company following the spin-off, the expectation that the spin-off will be tax free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent company and the company following a spin-off, failure to obtain regulatory approval for the spin-off or to satisfy any of the other conditions to the proposed spin-off, adverse effect on the market price of our common stock and on our operating results because of a failure to complete the proposed spin-off, negative effects of announcement or consummation of the proposed spin-off on the market price of the company’s common stock, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the companies in connection with the proposed spin-off, unanticipated litigation or legal settlement expenses, changes in capital market conditions that may affect financing, the impact of the proposed spin-off on the companies’ employees, customers and suppliers, future opportunities that the company’s board may determine present greater potential to increase shareholder value, the ability of the companies to operate independently following the spin-off, the company’s ability to successfully integrate and achieve the anticipated synergies from recent acquisitions, fluctuations in domestic or foreign vehicle production, fluctuations in the demand for vehicles containing our products, the company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, the success of the company’s original equipment and aftermarket segmentation and corresponding effects and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

About Federal-Mogul

Federal-Mogul Holdings Corporation (NASDAQ: FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.

Federal-Mogul operates two independent business divisions, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors.

Federal-Mogul Powertrain designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications.

Federal-Mogul Motorparts sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. The company’s aftermarket brands include ANCO® wiper blades; Champion® spark plugs, wipers and filters; AE®, Fel-Pro®, FP Diesel®, Goetze®, Glyco®, Nüral®, Payen® and Sealed Power® engine products; MOOG® steering and suspension parts; and Ferodo®, Jurid® and Wagner® brake products.

Federal-Mogul was founded in Detroit in 1899 and maintains its worldwide headquarters in Southfield, Michigan. The company employs nearly 50,000 people in 34 countries. For more information, please visit www.federalmogul.com.

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Media and Investor Contacts

Colleen Hanley	Susan Fisher
Federal-Mogul Powertrain	Federal-Mogul Motorparts
Tel: 1.248.354.3045	Tel: 1.248.354.0926
Email: colleen.hanley@federalmogul.com	Email: susan.fisher@federalmogul.com

FEDERAL-MOGUL HOLDINGS CORPORATION

Condensed Consolidated Statements of Operations (Unaudited)

(in millions, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2015	2014	2015	2014
Net sales	$1,824	$1,871	$5,621	$5,522
Cost of products sold	(1,561)	(1,609)	(4,817)	(4,689)

Gross profit	263	262	804	833
Selling, general and administrative expenses	(193)	(210)	(596)	(585)
Interest expense, net	(36)	(34)	(103)	(87)
Restructuring expense	(18)	(25)	(57)	(63)
Loss on debt extinguishment	—	—	—	(24)
Equity earnings of non-consolidated affiliates	9	12	37	39
Amortization expense	(16)	(13)	(45)	(37)
Adjustment of assets to fair value	(62)	(1)	(60)	(3)
Other income (expense), net	—	7	(3)	(4)

Income (loss) from continuing operations before income taxes	(53)	(2)	(23)	69
Income tax expense	(9)	(15)	(32)	(48)

Net (loss) income from continuing operations	(62)	(17)	(55)	21
Gain from discontinued operations, net of income tax	—	—	7	—

Net (loss) income	(62)	(17)	(48)	21
Less net loss attributable to noncontrolling interests	(1)	(1)	(4)	(4)

Net (loss) income attributable to Federal-Mogul	$(63)	$(18)	$(52)	$17

Amounts attributable to Federal-Mogul:
Net (loss) income from continuing operations	$(63)	$(18)	$(59)	$17
Gain from discontinued operations, net of income tax	—	—	7	—

Net (loss) income	$(63)	$(18)	$(52)	$17

Net (loss) income per common share attributable to Federal- Mogul basic and diluted:
Net (loss) income from continuing operations	$(0.37)	$(0.12)	$(0.36)	$0.11
Gain from discontinued operations, net of income tax	—	—	0.04	—

Net (loss) income	$(0.37)	$(0.12)	$(0.32)	$0.11

FEDERAL-MOGUL HOLDINGS CORPORATION

Condensed Consolidated Balance Sheets (Unaudited)

(in millions)

	September 30 2015	December 31 2014
ASSETS
Current assets:
Cash and equivalents	$220	$332
Accounts receivable, net	1,469	1,419
Inventories, net	1,370	1,215
Prepaid expenses and other current assets	213	225

Total current assets	3,272	3,191
Property, plant and equipment, net	2,352	2,160
Goodwill and other indefinite-lived intangible assets	949	928
Definite-lived intangible assets, net	417	354
Investments in non-consolidated affiliates	280	269
Other noncurrent assets	183	165

TOTAL ASSETS	$7,453	$7,067

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$141	$127
Accounts payable	932	926
Accrued liabilities	616	546
Current portion of pensions and other postemployment benefits liability	44	46
Other current liabilities	164	186

Total current liabilities	1,897	1,831
Long-term debt	2,878	2,563
Pensions and other postemployment benefits liability	1,209	1,282
Long-term portion of deferred income taxes	393	389
Other accrued liabilities	97	93
Shareholders’ equity:
Preferred stock ($0.01 par value; 90,000,000 authorized shares; none issued)	—	—
Common stock ($0.01 par value; 450,100,000 authorized shares; 170,636,151 issued shares and 169,040,651 outstanding shares as of September 30, 2015; 151,624,744 issued shares and 150,029,244 outstanding shares as of December 31, 2014)	2	2
Additional paid-in capital	2,899	2,649
Accumulated deficit	(738)	(686)
Accumulated other comprehensive loss	(1,296)	(1,142)
Treasury stock, at cost	(17)	(17)

Total Federal-Mogul shareholders’ equity	850	806

Noncontrolling interests	129	103

Total shareholders’ equity	979	909

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,453	$7,067

FEDERAL-MOGUL HOLDINGS CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in millions)

	Nine Months Ended September 30
	2015	2014
Cash (Used By) Provided From Operating Activities
Net income	$(48)	$21
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	254	251
Restructuring expense	57	63
Payments against restructuring liabilities	(48)	(33)
Loss on debt extinguishment	—	24
Equity earnings of non-consolidated affiliates	(37)	(39)
Cash dividends received from non-consolidated affiliates	6	22
Change in pensions and postemployment benefits	(61)	(64)
Adjustment of assets to fair value	60	3
Deferred tax benefit	(4)	(6)
Loss on sale of equity method investment	11	—
Gain from discontinued operations	(7)	—
Gain from sales of property, plant and equipment	(4)	—
Changes in operating assets and liabilities:
Accounts receivable	(80)	(100)
Inventories	(175)	(71)
Accounts payable	40	106
Other assets and liabilities	11	85

Net Cash (Used by) Provided From Operating Activities	(25)	262
Cash (Used By) Provided From Investing Activities
Expenditures for property, plant and equipment	(326)	(282)
Payments to acquire businesses, net of cash acquired	(365)	(321)
Net proceeds from sale of equity method investment	15	—
Net proceeds from sales of property, plant and equipment	8	4

Net Cash Used By Investing Activities	(668)	(599)
Cash (Used By) Provided From Financing Activities
Proceeds from term loans, net of original issue discount	—	2,589
Proceeds from equity rights offering net of related fees	250	—
Proceeds from draws on revolving line of credit	543	—
Payments on revolving line of credit	(208)	—
Principal payments on term loans	(20)	(2,537)
(Decrease)/Increase in other long-term debt	(3)	7
Debt issuance costs	—	(12)
Contingent consideration to acquire business	—	(9)
Increase in short-term debt	19	—
Net remittances on servicing of factoring arrangements	(2)	(2)

Net Cash Provided From Financing Activities	579	36
Effect of foreign currency exchange rate fluctuations on cash	2	9
Decrease in cash and equivalents	(112)	(292)
Cash and equivalents at beginning of period	332	761

Cash and equivalents at end of period	$220	$469

FEDERAL-MOGUL HOLDINGS CORPORATION

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(in millions)

	Three Months Ended September 30		Nine Months Ended September 30
	2015	2014	2015	2014
Net income (loss)	$(62)	$(17)	$(48)	$21
Depreciation and amortization	88	88	254	251
Interest expense, net	36	34	103	87
Restructuring expense	18	25	57	63
Loss on sale of equity method investments	—	—	11	—
Discontinued operations	—	—	(7)	—
Acquisition related costs	1	9	7	14
Legal separation costs	1	1	3	1
Loss on debt extinguishment	—	—	—	24
Non-service cost components associated with U.S. based funded pension plans	(1)	(2)	(1)	(5)
Impairment charges (non-cash)	62	1	60	3
Stock appreciation rights	—	(2)	(1)	(4)
Headquarters relocation costs	—	2	—	4
Income tax expense	9	15	32	48
Other	1	(2)	3	(1)

Operational EBITDA	$153	$152	$473	$506

Net income (loss)	$(62)	$(17)	$(48)	$21
Restructuring expense	18	25	57	63
Impairment charges (non-cash)	62	1	60	3
Strategic costs	10	12	48	15
Loss on extinguishment of debt	—	—	—	24
Loss on sale of equity method investments	—	—	11	—
Legal separation and acquisition related costs	2	10	10	15
Discontinued operations	—	—	(7)	—
Costs associated with headquarter relocation	—	2	—	4
Net tax impact on above	(2)	(1)	(6)	(5)

Adjusted net income from continuing operations	$28	$32	$125	$140

The Company evaluates reporting segment performance principally on a non-GAAP Operational EBITDA basis. Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results. Operational EBITDA presents a performance measure exclusive of capital structure and the method by which net assets were acquired, disposed of, or financed. Accordingly, Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring, impairment and related charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S. based funded pension plan, curtailment gains or losses, the income statement impacts associated with SARs, loss on extinguishment of debt and costs associated with acquisitions, legal separation and headquarters relocation. Comparable periods have been adjusted to conform to this definition.

Adjusted net income is defined as net income (loss) from continuing operations less restructuring and impairment charges, loss on extinguishment of debt, OPEB curtailment gains or losses, gains or losses on the sales of businesses, costs associated with acquisitions, legal separation and headquarters relocation, Motorparts related strategic initiative costs, certain project and integration costs and related tax impact on these items.